UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 29, 2009
GENTA INCORPORATED
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive
Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)
(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On January 29, 2009, Genta Incorporated (the “Company”), entered into an Amendment of its Lease Agreement (the “Amendment”) with The Connell Company, (“Connell”), a corporation based in New Jersey, whereby a future payment from the Company of $2.0 million upon the earlier of July 1, 2009 or the Company’s receipt of at least $5.0 million from a business development deal has been deferred until January 1, 2011. The Company will pay 6.0% interest in arrears to Connell from July 1, 2009 through the new payment date. The first interest payment in the amount of $29,678.91 will be payable as of October 1, 2009
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit on the Company’s Form 10-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date: February 2, 2009	By:	/s/ GARY SIEGEL
		Name:	Gary Siegel
		Title:	Vice President Finance